Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Netezza Corporation’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 4, 2009